Exhibit 99

Rocky Brands, Inc. Announces First Quarter 2024 Results

Net Sales Increased 2.2% to $112.9 Million

Operating Income Increased 92% to $8.0 Million

Inventories Down 26% Year-over-Year to $165.1 Million

NELSONVILLE, Ohio, April 30, 2024 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its first quarter ended March 31, 2024.

First Quarter 2024 Overview

●	Net sales increased 2.2% to $112.9 million and increased 7.6% excluding Servus brand net sales from the year ago period
●	Operating income increased 92.1% to $8.0 million, or 76.4% to $8.7 million on an adjusted basis
●	Net income was $2.6 million, or $0.34 per diluted share, as compared to net loss of $0.4 million or $0.05 per diluted share in the year ago period
●	Adjusted net income was $3.1 million, or $0.41 per diluted share as compared to net loss of $0.8 million or $0.12 per diluted share in the year ago period
●	Inventories decreased 26.3% year-over-year
●	Total debt at March 31, 2024 was down 29.0% compared with March 31, 2023

“Our first quarter performance represents a solid start to the year,” said Jason Brooks, Chairman, President and Chief Executive Officer. “Cost saving initiatives implemented throughout 2023 allowed us to redeploy a higher portion of our spend toward advertising programs which fueled stronger than expected growth and meaningful expense leverage. We are pleased with the top-line momentum we experienced across our business, highlighted by double digit gains for our Durango and XTRATUF brands. While the macroeconomic outlook remains uncertain, we continue to be cautiously optimistic that the Company is well positioned to generate enhanced profitability and increased shareholder value as 2024 unfolds.”

First Quarter 2024 Review

First quarter net sales increased 2.2% to $112.9 million compared with $110.4 million in the first quarter of 2023. Excluding the Servus brand, which was divested in March 2023, sales increased 7.6%. Wholesale sales for the first quarter of 2024 were $79.8 million compared to $80.1 million for the same period in 2023. Excluding the Servus brand, which was divested in March 2023, Wholesale sales increased 7.0%. Retail sales for the first quarter of 2024 increased 3.0% to $30.4 million compared to $29.5 million for the same period last year. Contract Manufacturing sales, which include contract military sales and private label programs, were $2.7 million in the first quarter of 2024 compared to $0.9 million in the prior year period.

Gross margin in the first quarter of 2024 was $44.1 million, or 39.1% of net sales, compared to $43.8 million, or 39.6% of net sales, for the same period last year, which included a tariff refund in the first quarter of 2023 with a net impact of approximately $1.3 million. Excluding this tariff refund, gross margin increased 70-basis points year-over-year driven by the sale of the Servus brand which had lower margins than the Company's current product portfolio.

Operating expenses were $36.2 million, or 32.0% of net sales, for the first quarter of 2024 compared to $39.6 million, or 35.9% of net sales, for the same period a year ago. Excluding $0.7 million of acquisition-related amortization in the first quarter of 2024 and $0.8 million in acquisition-related amortization in the first quarter of 2023, adjusted operating expenses were $35.5 million in the current year period and $38.8 million in the year ago period. As a percentage of net sales, adjusted operating expense was 31.4% in the first quarter 2024 compared with 35.2% in the year ago period. The decrease in operating expenses was largely attributable to cost-saving reviews and operational efficiencies achieved through strategic restructuring initiatives implemented in 2023.

Income from operations for the first quarter of 2024 was $8.0 million, or 7.1% of net sales, compared to $4.2 million or 3.8% of net sales for the same period a year ago. Adjusted operating income for the first quarter of 2024 was $8.7 million, or 7.7% of net sales, compared to adjusted operating income of $4.9 million, or 4.5% of net sales a year ago.

Interest expense for the first quarter of 2024 was $4.5 million compared with $6.0 million in the prior year period. The decrease was driven by lower debt levels in the first quarter of 2024 compared with the first quarter of 2023.

The Company reported first quarter net income of $2.6 million, or $0.34 per diluted share, compared to a net loss of $0.4 million, or $0.05 per diluted share, in the first quarter of 2023. Adjusted net income for the first quarter of 2024 was $3.1 million, or $0.41 per diluted share, compared to a net loss of $0.8 million, or $0.12 per diluted share, in the year ago period.

Balance Sheet Review

Cash and cash equivalents were $3.1 million at March 31, 2024 compared to $4.9 million on the same date a year ago.

Inventories at March 31, 2024 were $165.1 million, down 26.3% compared to $224.1 million on the same date a year ago and down 2.4% compared with $169.2 million at December 31, 2023.

Total debt, net of unamortized debt issuance costs, at March 31, 2024 was $156.0 million, consisting of $74.3 million senior term loan and $83.3 million of borrowings under the Company's senior secured asset-backed credit facility. Compared with March 31, 2023 and December 31, 2023, total debt at March 31, 2024 was down 29.0% and 9.9%, respectively.

On April 29, 2024, the Company announced the signing of a definitive debt refinance agreement with Bank of America, N.A., as agent. The upsized, amended and extended ABL facility, is comprised of a $175 million revolving credit facility and a $50 million term facility, amending and restating the Company’s existing $175 million revolving credit facility with Bank of America. Proceeds from the refinance were used to retire the Company’s existing senior secured term loan facility agented by TCW Asset Management Company, LLC. The combined transactions are expected to generate an interest savings of approximately $2.9 million for the remainder of 2024, offset by fees and amortization associated with the retirement of the senior secured term loan facility of approximately $2.6 million. In 2025, the combined transactions are expected to generate a combined annualized savings of approximately $4.4 million.

Conference Call Information

The Company's conference call to review first quarter 2024 results will be broadcast live over the internet today, Tuesday, April 30, 2024 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the Company's positioning to generate enhanced profitability and increased shareholder value in 2024 (Paragraph 2) and include statements in this press release regarding the expectations of the debt refinancing to generate interest savings of approximately $2.9 million for the remainder of 2024, offset by fees and amortization associated with the retirement of the senior secured term loan facility of approximately $2.6 million and the expectations of the debt refinancing to generate a combined annualized savings of approximately $4.4 million in 2025. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, risks related to interest rate changes, the amount of the Company's indebtedness, and the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 (filed March 15, 2024). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	March 31,	December 31,	March 31,
	2024	2023	2023
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$3,059	$4,470	$4,946
Trade receivables – net	70,662	77,028	73,650
Contract receivables	-	927	-
Other receivables	1,913	1,933	2,235
Inventories – net	165,129	169,201	224,124
Income tax receivable	538	1,253	-
Prepaid expenses	6,037	3,361	5,619
Total current assets	247,338	258,173	310,574
LEASED ASSETS	7,139	7,809	10,153
PROPERTY, PLANT & EQUIPMENT – net	51,305	51,976	54,666
GOODWILL	47,844	47,844	47,844
IDENTIFIED INTANGIBLES – net	111,919	112,618	114,716
OTHER ASSETS	982	965	1,028
TOTAL ASSETS	$466,527	$479,385	$538,981

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$53,479	$49,840	$66,783
Contract liabilities	-	927	-
Current portion of long-term debt	2,650	2,650	2,823
Accrued expenses:
Salaries and wages	1,774	1,204	1,816
Taxes – other	523	925	857
Accrued freight	2,193	2,284	2,098
Commissions	657	904	706
Accrued duty	5,867	5,440	6,642
Accrued interest	1,979	2,104	2,311
Income tax payable	-	-	1,052
Other	5,626	5,251	5,902
Total current liabilities	74,748	71,529	90,990
LONG-TERM DEBT	153,302	170,480	216,973
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	4,801	5,461	7,501
DEFERRED INCOME TAXES	7,475	7,475	8,006
DEFERRED LIABILITIES	737	716	1,053
TOTAL LIABILITIES	241,232	255,830	324,692
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March 31, 2024 - 7,417,546; December 31, 2023 - 7,412,480; March 31, 2023 - 7,346,650	72,312	71,973	70,107
Retained earnings	152,983	151,582	144,182
Total shareholders' equity	225,295	223,555	214,289
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$466,527	$479,385	$538,981

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
NET SALES	$112,906	$110,445
COST OF GOODS SOLD	68,757	66,686
GROSS MARGIN	44,149	43,759

OPERATING EXPENSES	36,166	39,604

INCOME FROM OPERATIONS	7,983	4,155

INTEREST EXPENSE AND OTHER – net	(4,654)	(4,664)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	3,329	(509)

INCOME TAX EXPENSE (BENEFIT)	779	(111)

NET INCOME (LOSS)	$2,550	$(398)

INCOME (LOSS) PER SHARE
Basic	$0.34	$(0.05)
Diluted	$0.34	$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,417	7,346
Diluted	7,450	7,346

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023

ADJUSTED GROSS MARGIN	$44,149	$43,759

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$36,166	$39,604
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(764)
ADJUSTED OPERATING EXPENSES	$35,474	$38,840

ADJUSTED OPERATING INCOME	$8,675	$4,919

INTEREST EXPENSE AND OTHER – net , AS REPORTED	$(4,654)	$(4,664)
LESS: GAIN ON SALE OF BUSINESS	-	(1,341)
ADJUSTED INTEREST EXPENSE AND OTHER – net	(4,654)	(6,005)

NET INCOME
NET INCOME (LOSS), AS REPORTED	$2,550	$(398)
TOTAL NON-GAAP ADJUSTMENTS	692	(577)
TAX IMPACT OF ADJUSTMENTS	(162)	126
ADJUSTED NET INCOME (LOSS)	$3,080	$(849)

NET INCOME (LOSS) PER SHARE, AS REPORTED
BASIC	$0.34	$(0.05)
DILUTED	$0.34	$(0.05)

ADJUSTED NET INCOME (LOSS) PER SHARE
BASIC	$0.42	$(0.12)
DILUTED	$0.41	$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,417	7,346
DILUTED	7,450	7,346

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted operating expenses," "non-GAAP adjusted operating income," "non-GAAP adjusted interest expense and other income/(expense) - net," "non-GAAP adjusted net income," and "non-GAAP adjusted net income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Gain on sale of business	Gain on sale of business relates to the sale of the brand Servus. This includes the disposal of non-financial assets and corresponding expenses relating to the sale of the brand along with assets held at our Rock Island manufacturing facility.	We excluded the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.